Exhibit 10.2

JANUS CAPITAL GROUP INC.

2010 LONG-TERM INCENTIVE STOCK PLAN

PLAN SUMMARY

This document constitutes part of a prospectus covering securities that have or will be registered under the Securities Act of 1933.

The date of this Prospectus is April 29, 2010.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “SEC”) by Janus Capital Group Inc. (the “Company”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

a)              The Annual Report on Form 10-K for the year ended December 31, 2009 filed by the Registrant on February 24, 2010;

b)             All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above; and

c)              The description of the Registrant’s common stock contained in Exhibit 99.1 of its Registration Statement on Form 10 (File No. 001-15253) filed on June 15, 2000, pursuant to Section 12 of the Exchange Act, and the Rights Agreement dated June 14, 2000 and filed as Exhibit 4.2.1 to the Company’s Registration Statement on Form 10 dated June 15, 2000, including any amendments or supplements filed for the purpose of updating such descriptions.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be a part hereof from the date of filing such documents.

The documents incorporated by reference contain important information about, and the financial statements of, the Company that you should review prior to making a decision to invest in the Common Stock.  This document, together with the documents incorporated or to be incorporated by reference, is a Prospectus relating to the Common Stock.  The Prospectus provides you with pertinent information about the Company so that you may make an informed decision to acquire the Common Stock offered through the Plan.

A Grantee may request, orally or in writing, a copy of the documents incorporated, or to be incorporated, by reference in the Company’s Registration Statement relating to this Prospectus, a copy of the Company’s latest Annual Report to Stockholders, or copies of any rules adopted by the Compensation Committee (“Committee”), without charge, by contacting:

Janus Capital Group Inc.
Attention: Corporate Secretary
151 Detroit Street
Denver, Colorado 80206
# # #

ii

JANUS CAPITAL GROUP INC.

2010 LONG-TERM INCENTIVE STOCK PLAN

(EFFECTIVE AS OF APRIL 29, 2010)

SUMMARY OF THE PLAN

INTRODUCTION

Capitalized terms are used in this Plan Summary to indicate that certain words have specific meanings.  These meanings appear immediately preceding the first time the capitalized term appears in parentheses, are contained in the “Definitions” section of the 2010 Long-Term Incentive Stock Plan (hereinafter called the “Plan”) or are contained in the specific Award Agreements which evidence the granting of Awards.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE INFORMATION DESCRIBED IN THE PROSPECTUS IS NOT NECESSARILY COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, ANY RULES ADOPTED BY THE COMMITTEE (AS DEFINED BELOW) AND APPLICABLE AWARD AGREEMENTS.

What is the purpose of the 2010 Long-Term Incentive Stock Plan?

The Company adopted the Plan in order to allow selected employees, directors and consultants of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting and retaining employees, directors and consultants.

Is the Plan subject to ERISA or Section 401(a) of the Internal Revenue Code?

The Company believes that the Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Plan is not qualified under Section 401(a) of the Internal Revenue Code.

Principal Office and Telephone Number.  The principal executive office of the Company is located at 151 Detroit Street, Denver, Colorado 80206; telephone is (303) 691-3905.

Funding of the Plan.  Benefits payable under the Plan to any person are paid directly by the Company.  The Company is not required to fund or otherwise segregate assets to be used for payment of benefits under the Plan.  It is intended to be an unfunded plan.

OVERVIEW OF THE PLAN

Who is eligible to participate in the Plan?

Any employee (including officers) or director of, or consultant to, the Company or any Subsidiary is eligible to receive an Award under the Plan.  An Eligible Person who receives any Award, as determined by the Committee, is referred to as a Grantee.

What type of Awards may be granted under the Plan?

The Plan authorizes the issuance of the following Awards: Options (including Incentive Stock Options), Restricted Shares (awarded as shares of common stock of the Company (“Shares”) or share units representing the equivalent of one Share (“Share Units”), stock appreciation rights (“SARs”), unrestricted Shares or Dividend Equivalents (collectively, the “Awards”).  The Committee may not grant Awards under the Plan relating, in the aggregate, to more than 4,400,000 Shares; provided, however, that the total number of Shares for which Awards may be granted to any Grantee in any calendar year may not exceed 500,000.  The Shares subject to Awards under the Plan may be treasury or newly-issued Shares.  This number is subject to adjustment in certain circumstances.

How do I know that I have been granted an Award?

Awards granted under the Plan will be evidenced by a written agreement between the Grantee and the Company (the “Award Agreement”).  The Award Agreement will, together with the Plan, set forth the terms and conditions of any Award.  The Award Agreement does not have to be the same for each Grantee.

What is an Option?

A Grantee of an Option is entitled, subject to its terms, to buy a specified number of Shares at a specified exercise price (the “Option Price”) during a specific period, all as determined by the Committee in accordance with the Plan and applicable law and upon terms and conditions set forth in the relevant Award Agreement.  As a result, a Grantee of an Option has the potential to realize compensation equal to the spread between the Fair Market Value of the Shares and the Option Price at the time the Grantee exercises the Option.

What is the Option Price?

The Option Price of an Option is the price per Share specified in the Award Agreement that a Grantee will have to pay in order to buy the Shares covered by his or her Option.  Under the terms of the Plan, the Option Price generally is required to be at least equal to the Fair Market Value of the Shares on the date the Committee grants the Option.

When may I exercise an Option?

Any Option granted under the Plan will become exercisable upon the occurrence of the conditions as the Committee determines in its discretion.  For example, an Award Agreement may condition the exercisability of an Option on the passage of time or the Company’s attainment of performance goals based on certain financial measures, such as Company earnings (either in the aggregate or on a per-share basis), net income (before or after taxes), operating income, gross revenues, the Fair Market Value of the Shares or some combination of conditions.  Such conditions will be set forth in the relevant Award Agreement.

Once exercisable, a Grantee may exercise the Option at any time until the Option is terminated.  An Option generally terminates on the earliest of:

(a)          the term specified in the Award Agreement;

(b)         the occurrence of certain events specified in the Award Agreement; or

(c)          7 years after the grant date of the Option.

How do I exercise an Option?

The Grantee of an Option may exercise the Option and acquire up to the total number of Shares subject to the Option through Charles Schwab or other Company-designated broker (the “Designated Broker”) pursuant to instructions outlined in the applicable Grant Agreement.

A Grantee may pay, subject to approval by the Committee, the Option Price by any one or a combination of:

(a)          cash, personal check or wire transfer;

(b)         Shares, valued at their Fair Market Value on the date of exercise;

(c)          subject to certain restrictions, Restricted Shares, each Share valued at the Fair Market Value of a Share on the date of exercise;

(d)         subject to applicable law, pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option, valued at their Fair Market Value on the date of exercise, sufficient to pay for the Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of the exercise; or

(e)          if approved by the Committee, in its sole discretion and subject to applicable law, a loan or guarantee of a loan from the Company for all or any portion of the exercise price of the Option.

As soon as practical after receipt of such payment, the Company will transfer the Shares into the Grantee’s Company-designated brokerage account.  The Committee may, if it deems it appropriate to comply with applicable securities laws or the requirements of any exchange upon which the Shares are then listed, impose restrictions on the Shares acquired upon the exercise of an Option, including placing a legend on the certificate and obtaining written representations from the Grantee.

What are Stock Appreciation Rights?

Like Options, a “SAR” is granted with respect to a specific number of Shares and may be exercised when vested at a specific Strike Price (as defined in the Plan).  Under the Plan, the Committee may grant Freestanding SARs, Tandem SARs, or a combination of both.  A Freestanding SAR is granted independently of any other Award.  For Freestanding SARs, the Strike Price generally is required to be at least equal to the Fair Market Value of the Shares on the date the Committee grants the Freestanding SAR.  A Tandem SAR is granted in connection with a related Option.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option (and, similarly, when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.  Apart from any other provision of the Plan to the contrary, with respect to a Tandem SAR, (1) the Tandem SAR will expire no later than the expiration of the underlying Option and (2) the value of the payout with respect to the Tandem SAR may be for no more than the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised.

Upon exercise of a SAR, the Grantee will be entitled to receive payment from the Company in an amount determined by multiplying (1) the excess, if any, of the Fair Market Value of a Share on the date of exercise over the Strike Price by (2) the number of Shares with respect to which the SAR is exercised.  The Committee shall determine the number of SARs granted to each Grantee, and, consistent with the Plan, the other terms and conditions pertaining to the SARs.  Generally, all SARs will terminate after the seven (7) year period from the date of the grant.  SARs may be payable in cash, Shares or in any combination of both.

What are Restricted Shares?

The Grantee of Restricted Shares is awarded Shares or Share Units that are subject to forfeiture if certain conditions specified in the Award Agreement are not satisfied.  A Share Unit is a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Shares, cash or any combination of both.

What are the restrictions on the Restricted Shares?

The Committee may impose conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of Performance Measures (as defined below), the achievement of individual performance goals, time-based restrictions on vesting, and/or restrictions under applicable securities laws.  If vesting conditions relate exclusively to the passage of time and continued employment, then, except for grants to consultants, directors or newly hired employees, the time period will not be less than 36 months, with one-third of the Award vesting every 12 months from the date of the Award, subject to the terms of the Plan.

“Performance Measures” may include (a) stock price; (b) market share; (c) sales (gross or net); (d) asset quality; (e) non-performing assets; (f) earnings per share; (g) return on equity; (h) costs; (i) operating income; (j) net income; (k) marketing-spending efficiency; (l) return on operating assets; (m) return on assets; (n) core non-interest income; (o) fund performance; (p) pre-tax margins; (q) pre-tax income; (r) levels of cost savings; (s) operating margin; (t) flows into Janus products (gross or net); (u) earnings; (v) earnings before interest, taxes, depreciation and amortization; and/or (w) improvements in productivity and objective operating goals.

Can I receive unrestricted Shares?

A Grantee can receive Shares issued free of transfer restrictions and forfeiture conditions and be entitled all the rights of a shareholder (subject to Rule 144 restrictions, if applicable). Shares may be granted for past services, in lieu of bonus or other cash compensation, as director compensation or for any other valid purpose as determined by the Committee.

What are Dividend Equivalents?

In the discretion of the Committee, the recipient of an Award may be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, property, or other property dividends on shares of Common Stock (“Dividend Equivalents”).  The Committee may provide that the amounts (if any) are deemed reinvested in additional shares or otherwise reinvested.  If the payment of dividends or Dividend Equivalents would be subject to Section 409A of the Code, no payment may be made if it would fail to comply with the requirements set forth in Section 409A of the Code.  No Dividend Equivalents will be paid with respect to Awards that become vested based on the achievement of Performance Measures or other performance goals.

Compliance with Section 409A of the Code

All Awards granted under the Plan that are subject to Section 409A of the Code (governing the taxation of non-qualified deferred compensation) will be made in a manner intended to be compliant with the requirements Section 409A and the Plan will at all times be interpreted and administered to be in compliance with Section 409A of the Code.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The discussion below is a general summary of the principal federal income tax consequences of the grant and exercise of Awards under the Plan and any subsequent disposition of Shares received upon exercise of Options.  The discussion is based on the U.S.  federal income tax laws in effect as of the date of this Prospectus and is not intended to constitute tax advice, nor does this discussion address possible state, local or foreign tax consequences or estate or gift tax consequences.  This discussion does not address any specific individual’s tax situation.  Further, the description is subject to changes in law or regulation, some of which may be retroactive.  Participants are urged to consult their own tax advisors.

Options

An Incentive Stock Option results in no taxable income to the Grantee or a deduction to the Company at the time it is granted or exercised.  However, the excess of the Fair Market Value of the Shares acquired over the Option Price is an item of adjustment in computing the alternative minimum taxable income of the Grantee.  If the Grantee holds the Shares received as a result of an exercise of an Incentive Stock Option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the Shares is treated as a long-term capital gain.  See “Capital Gains and Losses” below.  If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the Grantee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the Fair Market Value of the Shares, upon exercise of the Option over the Option Price (or, if less, the excess of the amount realized upon disposition over the Option Price).  The excess, if any, of the sale price over the Fair Market Value on the date of exercise will be taxable as compensation.  In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the Grantee’s income as compensation.  The Grantee’s basis in the Shares acquired upon exercise of an Incentive Stock Option is equal to the Option Price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

A Non-Qualified Stock Option results in no taxable income to the Grantee or deduction to the Company at the time it is granted.  A Grantee exercising a Non-Qualified Stock Option will, at that time, realize taxable compensation in the amount of the difference between the Option Price and the then Fair Market Value of the Shares (if hold the Shares) or the sale price of the underlying exercised Shares (if a cashless exercise).  Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the Grantee.  The Grantee’s basis in the Shares is equal to the sum of the Option Price plus the amount includible in his or her income as compensation upon exercise.  Any gain (or loss) upon subsequent disposition of the Shares will be a long-term or short-term gain (or loss), depending upon the holding period of the Shares.

If an Option is exercised by tendering previously owned Shares of the Company in payment of the Option Price, then, instead of the treatment described above, the following generally will apply:  a number of new Shares equal to the number of previously owned Shares tendered will be considered to have been received in a tax-free exchange; the Grantee’s basis and holding period for the number of new Shares will be equal to the basis and holding period of the previously owned Shares exchanged; the Grantee will have compensation income equal to the Fair Market Value on the date of exercise of the number of new Shares received in excess of the number of exchanged Shares; the Grantee’s basis in the excess Shares will be equal to the amount of compensation income; and the holding period in such Shares will begin on the date of exercise.

Stock Appreciation Rights

A Grantee will recognize ordinary income subject to applicable withholding tax requirements at such time as the value of a SAR is actually paid in cash or Shares.  The amount of such income will be the amount of cash distributed plus the Fair Market Value on the date of exercise of any Shares distributed.

Other Awards

The current U.S. federal income tax consequences of other Awards authorized under the Plan are generally in accordance with the following: (1) Restricted Shares are generally subject to ordinary income tax at the time the restrictions lapse, unless the Grantee elects to accelerate recognition as of the date of grant; (2) Share Unit grants are generally subject to ordinary income tax at the time of payment; and (3) unrestricted Share grants are generally subject to ordinary income tax at the time of grant.  In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the Grantee recognizes ordinary income.

Capital Gains and Losses

The Shares must be considered a capital asset for a Grantee to recognize capital gain or loss on the disposition of the Shares.  Capital gains and losses can be either short-term or long-term.  A capital gain or loss will generally be a long-term capital gain or loss if the Grantee holds the Shares for more than one (1) year.  Short-term capital gains are currently taxed at ordinary income rates, and the maximum federal income tax rate currently applicable to long-term capital gains is generally 15% (rate is subject to change).  A Grantee may be limited in his or her ability to deduct any short-term or long-term capital losses in the year in which the loss is incurred.

Deferrals

The Committee may require or permit Grantees to elect to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR or the lapse or waiver of restrictions with respect to Restricted Shares under the rules and procedures as established under the Plan or other rules and procedures as the Committee may establish; provided, however, to the extent that the deferral is subject to Section 409A of the Code the rules and procedures established by the Committee will comply with

Section 409A of the Code.  Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to the deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation.

Tax Withholding

Compensation income recognized by the Grantee in connection with the exercise of an Award will be treated as wage compensation and will be subject to Grantee’s individual income tax withholding by the Company.  There may be additional state and/or city income tax withholding, if applicable.  The Company may require the withholding obligations, in whole or in part, to be satisfied by:

(a)          withholding from compensation, or from the withholding and/or sale of Shares or other payments, due to the Grantee;

(b)         the Grantee directly paying the Company cash, or if permitted by the Committee, Shares for which the Grantee has good title, free and clear of all liens and encumbrances; or

(c)          any combination of the foregoing.

In order to satisfy required tax withholdings, the Grantee may, subject to the terms of the Award Agreement and the approval of the Committee, elect in writing to have the Company, at its sole discretion, either withhold or sell Shares otherwise deliverable upon exercise of the Award, having a Fair Market Value equal to: (1) the amount necessary to satisfy the required tax withholding liability; or (2) with the Committee’s approval, a greater amount, not to exceed the estimated total amount of the Grantee’s tax liability.  The Grantee’s election must be made by delivering a written irrevocable election form to the Company.

Code Section 162(m)

A federal income tax deduction generally will be unavailable for annual compensation in excess of $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated officers (other than the Chief Financial Officer) of a public corporation who are employed on the last day of the fiscal year (“Covered Executives”).  However, amounts and awards that constitute “performance-based” compensation within the meaning of Section 162(m) of the Code are not counted toward the $1,000,000 limit.  Awards of Options and SARs are expected to qualify as performance-based compensation.  In addition, the Committee may designate any Restricted Share Award described as intended to be “performance-based” compensation.  Any Restricted Share Award so designated shall be conditioned on the achievement of one or more Performance Measures, as required by Section 162(m) of the Code.  The Performance Measures that may be used by the Committee for such awards shall be based on any one or more of the Performance Measures that have been approved by shareholders for equity plan awards.

The full and/or partial payment or award of performance-based compensation to Covered Executives will be made only upon certification by the Committee of the attainment, over a performance period established by the Committee, of any one or more Performance Measures, which have been established by the Committee and which are based on objective criteria.  Notwithstanding the attainment of any Performance Measure, the Committee has the discretion to reduce any Award payment.

Tax Consequences to Grantees Employed by U.S. Employers but Working Abroad

Grantees who work outside the United States, but who are employed by the Company, a subsidiary or an affiliate, may be taxed in the foreign country in which they work, in addition to the U.S.  These tax consequences will be different depending upon the laws of each foreign country.  Please consult your tax advisor with respect to your individual tax consequences in a foreign country.

Certain Investment Considerations

The market price of the Shares has varied widely.  The Shares that you acquire by exercise or payment of Awards granted under the Plan may decrease or increase in value.

OTHER MATTERS RELATING TO THE PLAN

When was the Plan adopted and when does it end?

The Company adopted the Plan effective as of April 29, 2010.  The Plan will remain in effect until the earlier of the date that (a) all Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions or (b) April 28, 2020.

Who grants Awards and otherwise oversees the Plan?

The Board has appointed the Committee to administer the Plan.  Except as may be limited by law, the Certificate of Incorporation or Bylaws of the Company or the express provisions of the Plan, the Committee has the full power and discretion:

(a)          to determine when and to whom any Awards will be granted and the terms and conditions of each Award;

(b)         to construe and interpret the Plan and make all determinations necessary or advisable for administration of the Plan;

(c)          to determine the terms and conditions of all Award Agreements (which need not be identical) and to amend any such Award Agreement at any time (in certain instances only with the consent of the Grantee);

(d)         to make, amend and rescind rules relating to the Plan, including restrictions on the exercisability and nonforfeitability of Awards upon the Grantee’s Termination of Affiliation;

(e)          to cancel, with the consent of the Grantee, outstanding Awards and grant substitute Awards;

(f)            to accelerate the exercisability of, or to accelerate or waive any or all of the terms and conditions applicable to, any Award or group of Awards for any reason and at any time;

(g)         to extend the time during which any Award or group of Awards may be exercised, except as otherwise limited by the Plan;

(h)         to make any adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with local law;

(i)             to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may deem appropriate; and

(j)             to take any other action with respect to any matters relating to the Plan for which it is responsible.

From time to time, the Committee may adopt rules relating to the Plan or amend or repeal any such rules.  The determination of the Committee on all matters relating to the Plan or any Award Agreement is final, conclusive and binding on all Persons.  No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award.

May a Grantee transfer an Award to another person?

In general, the Plan does not allow a Grantee to transfer Awards granted to him or her under the Plan to another person.  There are certain limited exceptions to this rule.  Specifically, the Plan does allow a Grantee to transfer an Award granted under the Plan by will or by the laws of descent or distribution.  In addition, subject to terms and conditions established by the Committee, a Grantee may transfer an Award under the Plan to a spouse, sibling, parent, child or grandchild, to a trust primarily for the benefit of the Grantee or such relatives, or to a corporation or other entity exclusively owned by the Grantee or by such relatives.

May the Plan or any Award be changed or terminated?

The Board may alter, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no such change shall adversely affect in any material way the rights of a Grantee under a previously granted Award if the Grantee has not consented.  In addition, if the Company issues or initiates a stock split, stock dividend or makes a similar change in the structure of the outstanding capitalization of the Company or in the event of any merger, consolidation, split-up, spin-off, reorganization or combination, or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction, the Committee may adjust the number of Shares which may be available for Awards, the number and type of Shares subject to outstanding Awards, and the exercise or grant price with respect to any Award as the Committee determines in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  In such a circumstance, the Committee may also make provision for a cash payment in lieu of any Award.

The Committee may also change the terms of Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with satisfaction of the requirements of Section 162(m) of the Code.

What happens to Awards if the Grantee no longer works for the Company?

The effect of a Grantee’s Termination of Affiliation with the Company on Awards held by the Grantee is governed by the terms of the relevant Award Agreement.  In the absence of such provisions in the Award Agreement, however, the following rules will govern the effect of the Grantee’s Termination of Affiliation on his or her Awards.

For Cause.  Unless otherwise set forth in an individual agreement with an employee, if a Grantee has a Termination of Affiliation for Cause, (i) the Grantee’s Restricted Shares will be forfeited; and (ii) any unexercised Option or SAR will terminate effective immediately upon Termination of Affiliation.

Unless otherwise defined in an individual agreement with an employee, before the occurrence of a Change of Control, Termination of Affiliation for Cause means termination following the occurrence of any one or more of the following:

(a)          commission of a crime by the Grantee which resulted or is likely to result in damage or injury to the Company;

(b)         the material violation of written policies of the Company;

(c)          the habitual neglect or failure by the Grantee in the performance of his or her duties for the Company (but only if such neglect or failure is not remedied within a reasonable remedial period after the Grantee’s receipt of written notice from the Company which describes such neglect or failure in reasonable detail and specifies the remedial period); or

(d)         action or inaction by the Grantee in connection with his or her duties for the Company resulting in material injury to the Company.

Unless otherwise defined in an individual agreement with an employee, from and after the occurrence of a Change of Control, Termination of Affiliation for Cause means termination following the occurrence of any one or more of the following:

(a)          the willful and continued failure by the Grantee to substantially perform the Grantee’s duties with the Company (other than any failure resulting from the Grantee’s incapacity due to physical or mental illness) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Grantee by the Board, which demand specifically identifies the manner in which the Board believes that the Grantee has not substantially performed the Grantee’s duties;

(b)         the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; or

(c)          the willful or reckless violation by the Grantee of a material legal or regulatory requirement that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act, or failure to act, on the Grantee’s part will be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company.  Any act, or failure to act, based upon express written authority by the Board, Chief Executive Officer and/or Chief Investment Officer with respect to the act or omission or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company.

On Account of Death or Disability.  If a Grantee has a Termination of Affiliation on account of death or Disability, then (1) the Grantee’s Restricted Shares that were forfeitable will become non-forfeitable; and (2) any unexercised Option or SAR, whether or not exercisable on the date of the Termination of Affiliation, may be exercised, in whole or in part, within the first 12 months after the Termination of Affiliation (but only during the Option Term) and will terminate immediately thereafter.  The Option or SAR may be exercised by the Grantee or, after his or her death, by (1) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (2) the Grantee’s beneficiary designated in accordance with the general rules pertaining to the occurrence of a Change of Control.

On Account of Retirement.  Upon Grantee’s Retirement (as defined in the Plan), (1) the Grantee’s Restricted Shares that were forfeitable will become non-forfeitable; and (2) any unexercised Option or SAR, whether or not exercisable on the date of the Termination of Affiliation may be exercised within the first five (5) years after the Termination of Affiliation (but only during the option term) and will terminate immediately thereafter.  In addition, any forfeitable Restricted Share (other than Share Units) will become nonforfeitable.  Restricted Share Units become nonforfeitable upon achieving eligibility for Retirement.  The Option or SAR may be exercised by the Grantee or, after his or her death, by (1) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (2) the Grantee’s beneficiary designated in accordance with the general rules pertaining to the occurrence of a Change of Control.

Any Other Reason.  If a Grantee has a Termination of Affiliation (as defined in the Plan) for any reason other than for Cause, death, Disability or Retirement, then the Grantee’s Restricted Shares, to the extent forfeitable on the date of the Grantee’s Termination of Affiliation, will be forfeited.  If the Termination of Affiliation is the result of the Grantee’s voluntary termination of employment, any unexercised Option or SAR, to the extent not exercisable immediately before the Grantee’s Termination of Affiliation will terminate immediately upon the Termination of Affiliation.  To the extent an Option or SAR is exercisable immediately before the Grantee’s Termination of Affiliation, the Option or SAR may be exercised not later than three (3) months after the date of Termination of Affiliation (but only during the Option Term) and shall terminate immediately thereafter.  If the Termination of Affiliation is the result of the Grantee’s termination of employment by the Company or a Subsidiary (other than for Cause), then, any unexercised Option, whether or not exercisable immediately before the Grantee’s Termination of Affiliation, may be exercised in whole or in part, not later than three (3) months after the Termination of Affiliation (but only during the Option Term) and will terminate immediately thereafter.  The Option or SAR may be exercised to the extent permitted under this section by the Grantee or, after his or her death, by (a) his or her personal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution, or (b) the Grantee’s beneficiary designated in accordance with the general rules pertaining to the occurrence of a Change of Control.

What happens to Awards following a Change of Control of the Company?

Except as stated below, as otherwise provided in the relevant Award Agreement or as determined by the Committee at the time an Award is granted, if a Change of Control occurs, then:

(a)          any forfeitable Restricted Shares will become non-forfeitable;

(b)         any unexercised Options or SARs, whether or not exercisable on the date of the Change of Control, will become fully exercisable; and

(c)          in the discretion of the Committee, and to the extent permitted by Section 409A of the Code, Awards issued under the Plan will terminate effective as of the Change of Control in exchange for a payment to the Grantee of an amount in cash equal to the value of the per Share consideration paid in the Change of Control multiplied by the number of Shares subject to the Award less, in the case of Options and SARs, the exercise price for those Awards.

With respect to each Award that is subject to Section 409A of the Code, if a Change of Control would have occurred under the Plan except that the Change of Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A, then each Award will become vested and nonforfeitable but the Grantee will not be able to exercise the Award, and the Award will not become payable, except in accordance with the terms of the Award or until the earlier time as the exercise and/or payment complies with Section 409A of the Code.

What happens to the Plan if there is a successor to the Company?

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

What does the Company do with the money received from the exercise of Options?

All funds received by the Company in payment for Shares purchased under the Plan may be used for any valid corporate purpose.

Are there any restrictions on the resale of the Shares of Common Stock acquired under the Plan?

All certificates for Shares delivered under the Plan pursuant to any Award may be subject to the restrictions as the Committee may deem advisable, including restrictions under applicable federal securities laws.

Shares acquired under the Plan are freely tradable unless held by an “Affiliate,” as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), held by an executive officer subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”), or the Grantee is in possession of material inside information (trading by a Grantee would be deemed to be “Insider Trading”).  The following summaries of Rule 144, Section 16(b) and Insider Trading are not intended to be complete descriptions.

Persons proposing to sell Shares acquired under the Plan should consult their own legal counsel regarding compliance with applicable state and federal securities laws.

Rule 144.  Affiliates may not trade Shares without registration unless the provisions of Rule 144 are met or another exemption is available for the trade.  In general, under Rule 144, as currently in effect, an Affiliate may sell within any three (3) month period the number of Shares that does not exceed the greater of (i) one percent (1%) of the then outstanding Shares or (ii) the average weekly trading volume of the shares on the New York Stock Exchange during the four (4) calendar weeks preceding the sale.  Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company.  Because of their positions with the Company, officers of the Company may be deemed Affiliates for purposes of Rule 144.  The foregoing summary is not intended to be a complete description of Rule 144.

Section 16(b).  In addition, certain executive officers of the Company are subject to the provisions of Section 16(b), which provides for the disgorgement of profits in connection with purchases and sales of securities occurring within a six-month period.  Section 16(b) is subject to a number of exceptions depending on the circumstances.

Insider Trading.  A Grantee may not sell Shares acquired pursuant to the Plan in violation of the Company’s Insider Trading Policy and applicable securities laws prohibiting trading in securities by someone in possession of material inside information.  The Company’s Insider Trading Policy, in part, forbids any officer or employee of the Company or any subsidiary of the Company from trading, either personally or on behalf of others, on material nonpublic information concerning the Company or any subsidiary of the Company.

How to Obtain Additional Information

To obtain additional information about the Plan, please call the Company at (303) 691-3905.  Written requests should be directed to the Office of the Corporate Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206.